Exhibit 11.1  Statement regarding computation of earnings per share.

The Company computes earnings per share in accordance with FAS No. 128, Earnings Per Share. For the three and nine month periods ended September 30, 1996 and for the nine month period ended September 30, 1997, the Company was required to pay dividends on its outstanding convertible stock. Such preferred stock was converted into common stock on June 30, 1997. The preferred dividend requirements for the periods in which the preferred stock was outstanding have been added to the loss from continuing operations for each period to arrive at net income available to common stockholders in calculating basic earnings per share.

The Company has stock options and warrants outstanding which were not included in the computation of diluted earnings per share for the three and nine months ended September 30, 1996 and for the nine months ended September 30, 1997 because to do so would have been anti-dilutive for periods presented. Such options and warrants were included in the computation of diluted earnings per share for the three month period ended September 30, 1997.

Computations of basic and diluted earnings per share are set forth below.


Basic EPS Computation
                                              Three months ended             Nine months ended
                                                 September 30,                September 30,
                                         ---------------------------  ---------------------------
                                                1997          1996           1997           1996
Income (loss) from
  continuing operations                  $     12,158   $   (47,077)   $   (255,908)  $   (280,940)

Preferred stock dividend requirement            --          (122,500)      (385,000)      (281,529)
                                         ------------   ------------   ------------   ------------
Income available to common
  shareholders                                 12,158       (169,577)      (640,908)      (562,469)

Discontinued operations:
   Loss from operations                         --        (1,463,979)    (6,114,408)    (2,546,693)

   Estimated loss on disposal including
     provision for operating losses
     through disposal date                      --            --         (7,455,966)        --
                                         -----------    ------------   ------------   ------------
Net income (loss) available
  to common shareholders                 $    12,158    $ (1,633,556)  $(14,211,282)  $ (3,109,162)
                                         ===========    ============   ============   ============


Weighted-average shares for the nine months ended September 30, 1997 is calculated as follows:

           Dates                  Shares       Fraction       Weighted
        Outstanding            Outstanding    of Period    Average Shares
     -----------------         -----------    ---------    --------------

January 1-May 2, 1997            3,758,671      122/273         1,679,699
Issuance of common
   stock on May 2                3,387,187
                               -----------
May 3-June 10                    7,145,858       39/273         1,020,837
Exercise of stock
   warrant on June 10               25,000
                               -----------
June 11-June 30                  7,170,858       20/273           525,338
Conversion of preferred
   stock on June 30              4,323,922
                               -----------
July 1-July 11                  11,494,780       11/273           463,160
Issuance of common
   stock on July 11              1,733,000
                               -----------
July 12-August 15               13,227,780       36/273         1,744,323
Issuance of common
   stock on August 15            1,544,509
                               -----------
August 16-August 29             14,772,289       13/273           703,442
Issuance of common
   stock on August 29            4,166,666
                               -----------
August 30-September 11          18,938,955       13/273           901,855
Issuance of common
   stock on September 11            79,856
                               -----------
September 12-September 30       19,018,811       19/273         1,323,654
                                                              -----------
Weighted average shares                                         8,362,307
                                                              ===========

Weighted-average shares for the three months ended September 30, 1997 is calculated as follows:

             Dates                Shares     Fraction         Weighted
         Outstanding           Outstanding   of Period         Shares
     -----------------         -----------   ---------     --------------

July 1-July 11                  11,494,780       11/92          1,374,376
Issuance of common               1,733,000
   stock on July 11
                                ----------
July 12-August 15               13,227,780       36/92          5,176,088
Issuance of common               1,544,509
   stock on August 15
                                ----------
August 16-August 29             14,772,289       13/92          2,087,389
Issuance of common               4,166,666
   stock on August 29
                                ----------
August 30-September 11          18,938,955       13/92          2,676,157
Issuance of common                  79,856
   stock on September 11
                                 ---------
September 12-September 30       19,018,811       19/92          3,927,798
                                                            -------------
Weighted average shares                                        15,241,807
                                                            =============

                                 Three months ended      Nine months ended
                                    September 30,           September 30,
                               ---------------------   ---------------------
                                   1997       1996         1997       1996
Income (loss) per common
share - basic:
  Continuing operations        $   0.00   $  (0.05)    $  (0.08)   $  (0.15)
  Discontinued operations:
    Loss from operations           0.00      (0.39)       (0.73)      (0.68)
    Estimated loss on
      disposal                     0.00       --          (0.89)    --
                               --------   ---------     ---------   --------
         Total                 $   0.00   $   (0.44)    $   (1.70)  $  (0.83)
                               ========   =========     =========   ========

Weighted average number
  common shares outstanding-
    diluted                  15,241,807    3,758,671    8,362,307   3,758,671


The diluted EPS computation is as follows:

Diluted EPS Computation
                                           Three months ended                Nine months ended
                                             September 30,                     September 30,
                                        ----------------------------  ----------------------------
                                               1997          1996            1997          1996

Income (loss) from
  continuing operations                 $     12,158    $   (47,077)   $    (255,908)    $   (280.940)
Preferred stock dividend requirement            --         (122,500)        (385,000)        (281,529)
                                        ------------    -----------    -------------     --------------
Income available to common
  shareholders                                12,158       (169,577)        (640,908)        (562,469)

Discontinued operations:
   Loss from operations                         --       (1,463,979)      (6,114,408)      (2,546,693)

   Estimated loss on disposal
     including provision for
     operating losses through
     disposal date                              --             --          (7,455,966)       --
                                        ------------    ------------    -------------    ------------
Net income (loss) available
   to common shareholders               $     12,158    $ (1,633,556)   $ (14,211,282)   $ (3,109,162)
                                        ============    ============    =============    ============

Weighted-average shares                   15,241,807       3,758,671        8,362,307       3,758,671
Plus: Incremental shares from
      assumed conversions
        Warrants and Options               1,699,484           --              --               --
                                         -----------      ----------       ----------      ----------
Adjusted weighted average
   shares                                 16,941,291        3,758,671       8,362,307       3,758,671
                                         ===========      ===========      ==========      ==========


                               Three months ended        Nine months ended
                                  September 30,           September 30,
                             ----------------------   ---------------------
                                 1997         1996        1997        1996

Income (loss) per common
  share - diluted:

   Continuing operations     $     0.00   $   (0.05)   $  (0.08)   $  (0.15)
   Discontinued operations:
     Loss from operations          0.00       (0.39)      (0.73)      (0.68)
     Estimated loss on
       disposal                    0.00        --         (0.89)        --
                             ----------   ---------    --------    --------
          Total              $     0.00   $   (0.44)   $  (1.70)   $  (0.83)
                             ==========   =========    ========    ========

Weighted average number
   of common shares
   outstanding-diluted       16,941,291   3,758,671    8,362,307   3,758,671

The equation for computing (basic and diluted) EPS is:

      Income available to common stockholders
   ------------------------------------------------
             Weighted-average shares



The incremental shares from assumed exercise of options and warrants are not included in computing the diluted per-share amounts for the three months ended September 30, 1997 and the nine months ended September 30, 1997 and 1996 because the net income available to shareholders from continuing operations was a loss, not income.


                TRANSIT GROUP, INC. AND SUBSIDIARY
               Exhibit 27 - Financial Data Schedule